Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Equity Incentive Plan and 2026 Equity Inducement Plan, of our report dated March 10, 2026, with respect to the consolidated financial statements of vTv Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Detroit, Michigan

May 13, 2026